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                                                                  Exhibit 10.10

                            TAX ALLOCATION AGREEMENT

                                     BETWEEN

                        UM HOLDINGS Ltd. AND SUBSIDIARIES


TAX ALLOCATION AGREEMENT dated as of December 1, 1994 (this "Agreement"), by and between UM Holdings Ltd., a New Jersey corporation ("Holdings"), and its subsidiaries, including, but not limited to Trotter Inc.; Life Extension Institute, Inc.; Cardio Data Services, Inc.; Research Data Worldwide, Ltd.; UM Equity Corp; and UM Investments ("Subsidiaries").

WHEREAS, Holdings owns 100% of the voting common stock of Trotter Inc., the only class of authorized and outstanding stock; 100% of the voting common stock of Life Extension Institute, Inc., the only class of authorized and outstanding stock; 100% of the voting common stock of Cardio Data Services, Inc., the only class of authorized and outstanding stock; 100% of the voting common stock of Research Data Worldwide, Ltd., the only class of authorized and outstanding stock 100% of the voting common stock of UM Equity Corp., the only class of authorized and outstanding stock; 100% of the voting common stock of UM Investments, the only class of authorized and outstanding stock; and

WHEREAS, Holdings and Subsidiaries desire to file a consolidated federal income tax return pursuant to section 1501 of the Internal Revenue Code of 1986, as amended (the "Code"); and

WHEREAS, Holdings and Subsidiaries have filed consolidated federal income tax returns with its direct and indirect subsidiaries, each of which desires to become a party to this Agreement (for purposes of this Agreement, references to "Subsidiaries" shall include each of the Subsidiaries); and

WHEREAS, Holdings and Subsidiaries desire to provide a method for the equitable apportionment between themselves of the tax consequences of filing consolidated federal income tax returns and to create a binding obligation on the part of Subsidiaries to pay to on account of such liability, the amounts specified herein;

NOW, THEREFORE, intending to be legally bound, Holdings and Subsidiaries hereby mutually covenant and agree as follows:

1. Holdings will file a consolidated federal income tax return for the affiliated group consisting of itself and Subsidiaries (the "Group") for the taxable year ending December 31, 1994, and for any subsequent taxable year for which the Group is required or permitted to file such a return pursuant to the provisions of the Code and Treasury Regulations thereunder.

2. Subsidiaries hereby irrevocably designates Holdings as its agent for the purpose of taking all actions necessary or incidental to the filing of consolidated federal income tax returns and dealing with all related tax matters. Subsidiaries agrees to file such consents, elections and other documents and to take such other actions as may be necessary or appropriate to carry out the purpose of this agreement as Holdings may request.

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3.     a.     For each taxable year of the Group, Holdings shall pay to the
              United States Treasury the entire amount of the consolidated federal income tax liability of the Group, at such times as may be required or permitted by the Code and Treasury Regulations.

       b. Each subsidiary shall be responsible for and pay to Holdings those amounts which equal the estimated tax payments and final tax payments which such Subsidiary would have made to the United States Treasury had its federal income tax liability been computed on a separate return basis, determined on the basis of the best information available. Subsidiaries shall pay such amounts to Holdings on the due dates or up to thirty business days subsequent to the dates for the estimated and final tax payments to the United States Treasury, which Subsidiaries would have made had it been filing on a separate return basis, determined without regard to Holdings' obligation to make payments of tax pursuant to paragraph 4.a. hereof.

       c. In the event that a Subsidiary incurs a loss for federal income tax purposes which has the effect of reducing the Group's consolidated federal income tax liability for any taxable year, Holdings shall not be obligated to pay to such Subsidiary the amount of such reduction.

       d. In the event of any adjustment to the consolidated tax returns as filed (due to, for instance, the filing of an amended return, claim for refund, or an audit by the Internal Revenue Service), the liability of Subsidiaries under paragraph 3. b. hereof shall be redetermined to give effect to each such adjustment as if it had been made a part of the original computation of Subsidiaries' tax liability.

       e. In applying this paragraph 4, the parties may, for administrative convenience and consistent with the purposes of this Agreement, consider Subsidiaries' federal income tax liability on a return basis to be consolidated federal income tax liability of the Subsidiaries.

4. Nothing in this Agreement shall be construed to prohibit Holdings from electing to discontinue filing consolidated federal income tax returns for the Group for any taxable year or prohibit Holdings from making or forbearing from making any election available to it under the Code.

5. No modification, amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the party against which enforcement of such modification amendment or waiver is sought.

6. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered.


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7.     This Agreement shall be binding upon and inure to the benefit of any successor, by merger, acquisition of assets or otherwise, to any of the parties hereto, to the same extent as if such successor had been an original party to this Agreement.

8. If at any time either Holdings or Subsidiaries acquires or creates one or more subsidiary corporations that are eligible to be includible corporations of the Group pursuant to the Code and Treasury Regulations thereunder, such subsidiary corporations shall be subject to this Agreement and all references thereafter to Holdings or Subsidiaries, as the case may be, shall be interpreted to include such subsidiary corporations.

9. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

10. This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the _____ day of __________, 1994.


_________________________________________________
Title:   President, UM Holdings, Ltd.
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_________________________________________________
Title:   President, UM Equity Corp.
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_________________________________________________
Title:   President, UM Investment Corp.
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_________________________________________________
Title:   President, Trotter Inc.
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_________________________________________________
Title:   President, Life Extension Inc.
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_________________________________________________
Title:   President, Cardio Data Services, Inc.
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_________________________________________________
Title:   President, Research Data Worldwide, Ltd.
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